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                                                                    Exhibit 10.6

                   FORM OF SUBORDINATED LOAN AGREEMENT - CASH

THIS AGREEMENT is entered into this _____ day of ___________________ 2003, between USB Holdings, Inc. (the "Lender") and U.S. Bancorp Piper Jaffray Inc., (the "Organization").

                  1. GENERAL

                  Subject to the terms and conditions hereinafter set forth, the Organization promises to pay to the Lender or its assigns, (a) on October 31, 2008 (the "Scheduled Maturity Date") at the office of the Organization, the principal amount of $180,000,000 plus accrued and unpaid interest as of the Scheduled Maturity Date (treating the Scheduled Maturity Date as the Interest Payment Date for the purpose of calculating the Interest Rate applicable to the period since the last Interest Payment Date) and (b) on _____________ and the first business banking day in Minneapolis, Minnesota of each calendar quarter thereafter (each such date, an "Interest Payment Date"), interest on the principal amount then outstanding at the Interest Rate. All payments made by the Organization hereunder, both principal and interest, shall be noted in the books and records of the Lender and shall be conclusive evidence of the amounts of such payments absent manifest error. For the purposes of this Agreement, "Interest Rate" means, for each Interest Payment Date, an interest rate per annum equal to the London Interbank Offer Rate for three-month Eurodollar deposits, as reported on Telerate page 3750 two London business days prior to the immediately preceding Interest Payment Date (or, in the case of the first Interest Payment Date, two London business days prior to the date hereof) calculated on an actual/360 day basis, plus 150 basis points, such Interest Rate to be reset on each subsequent Interest Payment Date.

                  2. SUSPENDED REPAYMENT

                  The Organization's obligation to pay the principal amount hereof on the Scheduled Maturity Date or any accelerated maturity date shall be suspended and the obligation shall not mature for any period of time during which after giving effect to such payment (together with (a) the payment of any other obligation of the Organization payable at or prior to the payment hereof and (b) the return of any Secured Demand Note and the Collateral therefor held by the Organization and returnable at or prior to the payment hereof).

                  (i) in the event that the Organization is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Act"), the aggregate indebtedness of the Organization would exceed 1200 percent of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time payment is to be made, or such other percent as may be made applicable to the Organization at the time of such payment by the New York Stock Exchange, Inc. (the "Exchange") or the Securities and Exchange Commission (the "SEC"), or

                  (ii) in the event that the Organization is operating pursuant to such alternative net capital requirement, the net capital of the Organization would be less


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                           than 5 percent (or such other percent as may be made
                           applicable to the Organization at the time of such payment by the Exchange or the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, or

                  (iii) in the event that the Organization is registered as a futures commission merchant under the Commodity Exchange Act (the "CEA"), the net capital of the Organization (as defined in the CEA or the regulations thereunder as in effect at the time of such payment) would be less than 6 percent (or such other percentum as may be made applicable to the Organization at the time of such payment by the Commodity Futures Trading Commission (the "CFTC") of the funds required to be segregated pursuant to the CEA and the regulations thereunder, and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade (provided, however, the deduction for each customer shall be limited to the amount of customer funds in such customer's account(s) and foreign futures and foreign options secured amounts), or the Organization's net capital would be less than the minimum capital requirement as defined by the DSRO, or

                  (iv) the Organization's net capital, as defined in the Rule or any successor rule as in effect at the time of such payment, would be less than 120 percent (or such other percent as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC), or

                  (v) in the event that the Organization is registered as a futures commission merchant under the CEA and if its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such payment, would be less than 120 percent (or such other percent as may be made applicable to the Organization at the time of such payment by the CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such payment by the
                           CFTC), or

                  (vi) in the event that the Organization is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Organization would be less than the amount required to satisfy the 1000 percent test (or such other percentum test as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC) stated in such applicable paragraph,


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(the net capital necessary to enable the Organization to avoid such suspension of its obligation to pay the principal amount hereof being hereinafter referred to as the "Applicable Minimum Capital") and during any such suspension the Organization shall, as promptly as consistent with the protection of its customers, reduce its business to a condition whereby the principal amount hereof with accrued interest thereon could be paid (together with (a) the payment of any other obligation of the Organization payable at or prior to the payment hereof and (b) the return of any Secured Demand Note and the Collateral therefor held by the Organization and returnable at or prior to the payment hereof) without the Organization's net capital being below the Applicable Minimum Capital, at which time the Organization shall repay the principal amount hereof plus accrued interest thereon on not less than five days' prior written notice to the Exchange. The aggregate principal amount outstanding pursuant to this Agreement shall mature on the first day at which under this paragraph the Organization has an obligation to pay the principal amount hereof. If pursuant to the terms hereof the Organization's obligation to pay the principal amount hereof is suspended and does not mature, the Organization agrees (and the Lender recognizes) that if the Organization's obligation to pay the principal amount hereof is ever suspended for a period of six months or more, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business. If payment is made of all or any part of the principal hereof on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Organization's net capital is less than the Applicable Minimum Capital, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of any such payment) to repay to the Organization, its successors or assigns, the sum so paid, to be held by the Organization pursuant to the provisions hereof as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commenced within two years of the date of such payment.

                  3. SUBORDINATION OF THE OBLIGATIONS

                  The Lender irrevocably agrees that the obligations of the Organization under this Agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Organization whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Organization's obligation to make such payment matures consistent with the provisions hereof. In the event of the appointment of a receiver or trustee of the Organization or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 ("SIPA") or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Organization, the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Organization until all claims of all other present and future creditors of the Organization, whose claims are senior hereto, have been fully satisfied, or adequate provision has been made therefor.


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                  4. PERMISSIVE PREPAYMENT

                  With the prior written approval of the Exchange, the Organization may, at its option, make Prepayment of all or any portion of the principal amount hereof to the Lender prior to the Scheduled Maturity Date at any time subsequent to one year from the effective date of this Agreement. No Prepayment shall be made, however, if after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Organization, including the return of any Secured Demand Note and the Collateral therefor held by the Organization, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this paragraph, whichever date is earlier) without reference to any projected profit or loss of the Organization.

                  (i) in the event that the Organization is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of the Rule, the aggregate indebtedness of the Organization would exceed 1000 percent of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time such Prepayment is to be made (or such other percent as may be made applicable at such time to the Organization by the Exchange or the SEC), or

                  (ii) in the event that the Organization is operating pursuant to such alternative net capital requirement, the net capital of the Organization would be less than 5 percent (or such other percent as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, or

                  (iii) in the event that the Organization is registered as a futures commission merchant under the CEA, the net capital of the Organization (as defined in the CEA or the regulations thereunder as in effect at the time of such Prepayment) would be less than 7 percent (or such other percent as may be made applicable to the Organization at the time of such Prepayment by the
                           CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder, and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers of the Organization on or subject to the rules of a contract market or a foreign board of trade (provided, however, the deduction for each customer shall be limited to the amount of customer funds in such customer's account(s) and foreign futures and foreign options secured amounts) or the Organization's net capital would be less than the minimum capital requirement as defined by the DSRO, or

                  (iv) the Organization's net capital, as defined in the Rule or any successor rule as in effect at the time of such Prepayment, would be less than 120 percent (or such other percent as may be made applicable to the Organization at


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                           the time of such Prepayment by the Exchange or the
                           SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the
                           SEC), or

                  (v) in the event that the Organization is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such Prepayment would be less than 120 percent (or such other percent as may be made applicable to the Organization at the time of such Prepayment by the
                           CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time or such other dollar amount as may be made applicable to the Organization at the time of such Prepayment by the CFTC, or

                  (vi) in the event that the Organization is subject to the provisions of paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Organization would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC) stated in such applicable paragraph, or

                  (vii) in the event that the Prepayment occurs more than 12 months prior to the Scheduled Maturity Date, as herein defined, the Organization would not be in compliance with the provisions of paragraph (e) of the Rule and, if applicable, Section 1.17(e) of the Regulations under the CEA.

If Prepayment is made of all or any part of the principal hereof prior to the Scheduled Maturity Date and if the Organization's net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this Paragraph, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of such Prepayment) to repay the Organization, its successor or assigns, the sum so paid to be held by the Organization pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any suit for the recovery of any such Prepayment must be commenced within two years of the date of such Prepayment.

                  5. AFFIRMATIVE COVENANTS.

                  Until all amounts hereunder, both principal and interest, have been paid in full to the Lender, the Organization covenants and agrees with the Lender that:

                  (i) MINIMUM NET WORTH. The Organization will not permit at any time the amount which, in conformity with GAAP, is included under the caption "Shareholders' Equity" (or any like caption) on the balance sheet of the Organization (such amount, the Organization's "Net Worth") to be less than $200,000,000.



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                  (ii)     MINIMUM NET CAPITAL. The Organization will not permit
                           at any time its net capital (as defined by the Exchange) to be less than $50,000,000 for a period of 30 consecutive days.

                  6. REPRESENTATIONS AND WARRANTIES

                  The Organization hereby represents and warrants to the Lender that, as of the date of this Agreement:

                  (i) CORPORATE EXISTENCE. The Organization has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, prospects or properties of the Organization. The Organization is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, prospects or properties of the Organization.

                  (ii) AUTHORITY. The Organization has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with its terms. The Agreement has received all necessary approvals of the Board of Directors of the Organization, and no other corporate proceedings on the part of the Organization are necessary to authorize the execution and delivery of this Agreement or the consummation by the Organization of the transactions contemplated hereby. The Agreement has been duly executed and delivered by the Organization, and, assuming the due authorization, execution and delivery hereof by the Organization, constitutes a valid and legally binding agreement of the Organization, enforceable against the Organization in accordance with its terms.

                  (iii) CONSENTS; NO CONFLICTS. Entrance by the Organization into this Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect as of the date hereof, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Organization or


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                           any order of any governmental authority, (c) will not
                           violate or result in a default under, or give rise to a right to require any material payment under, any indenture, agreement or other instrument binding upon the Organization or any of its assets and (d) will not result in the creation or imposition of any lien on any material asset of the Organization.

                  7.       ACCELERATION IN EVENT OF INSOLVENCY

                           The Organization's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Organization; but payment of the same shall remain subordinate as hereinabove set forth.

                  8.       EVENTS OF ACCELERATION

                  If any of the following events (each an "Event of Acceleration") occur:

                  (i) the Organization fails to pay any amount due under this Agreement when the same becomes due and payable, and such failure continues for thirty days after notice thereof by the Lender to the Organization;

                  (ii) any material representation or warranty made by the Organization in this Agreement proves to have been inaccurate in any material respect at the time made; or

                  (iii) the Organization fails to perform any covenant contained in this Agreement relating to the conduct of the business of the Organization or relating to the maintenance and reporting of the Organization's financial position, including those covenants set forth in Section 5 hereof, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Organization;

then, and in every such event, and at any time thereafter during the continuance of such event, the Lender may elect, by written notice to the Organization and the Examining Authority, to declare the entire amount outstanding hereunder to be due and payable in full as of the last business day of the calendar month which is six months after the date such notice is received by the Organization and the Examining Authority, whereupon the entire such amount shall be and become due and payable on such date; and PROVIDED that, in accordance with the Rules under the Act, the Lender shall not be permitted to exercise its rights and remedies pursuant to this Section 7 by delivery of such notice prior to the date that is six months after the Effective Date (as defined in Section 18 hereof). No course of dealing and no delay on the part of the Lender in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Lender's rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of


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any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  9. EVENTS OF DEFAULT

                  If any of the following events (each an "Event of Default") occur:

                  (i) the Organization is the subject of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or there is any other marshalling of the assets and liabilities of the Organization;

                  (ii)     the SEC revokes the registration of the Organization;
                           or

                  (iii) the Examining Authority suspends (and does not reinstate within ten (10) days) or revokes the Organization's status as a member of the Exchange.

then, and in every such event (other than an event with respect to the Organization described in clause (i) of this Section as a result of which the Lender shall not be permitted, without special relief, to exercise its rights or remedies), and at any time thereafter during the continuance of such event, the Lender may elect, by written notice to the Organization and the Examining Authority, to declare the entire amount outstanding hereunder to be due and payable in full, whereupon the entire such amount shall be and become due and payable on date of such notice; PROVIDED, HOWEVER, that that no such notice shall be required in the event of occurrence of the event specified in clause
(i) of this Section, and if any such event shall occur all amounts outstanding hereunder shall immediately and automatically be and become due and payable in full without notice or declaration of any kind; and PROVIDED FURTHER that, in accordance with the Rules under the Act, if a liquidation of the business of the Organization has not been commenced, the date on which such Event of Default occurs shall be the date on which the payment obligations of the Organization with respect to all other subordination agreements then outstanding shall mature. Upon the happening of an Event of Default, if liquidation of the business of the Organization has not already occurred, the Organization shall undertake to rapidly and orderly liquidate its business. No course of dealing and no delay on the part of the Lender in exercising any right, power or remedy will operate as a waiver thereof or otherwise prejudice the Lender's rights, powers or remedies. No right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  10. EFFECT OF DEFAULT

                  Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinated as herein above set forth.


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                  11. EFFECT OF ACCELERATION AND DEFAULT

                  The occurrence of any Event of Acceleration or Event of Default shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinated as herein above set forth.

                  12. NOTICE OF MATURITY OR ACCELERATED MATURITY

                  The Organization shall immediately notify the Examining Authority for such broker or dealer, if, after giving effect of all Payments of Payment Obligations (as that term is defined in (a)(2)(iv) of Appendix D of the Rule) under subordination agreements then outstanding that are then due or mature within the following six months without reference to any projected profit or loss of the broker or dealer either the aggregate indebtedness of the broker or dealer would exceed 1200 percent of its net capital or its net capital would be less than 120 percent of the minimum dollar amount required by the Rule, or, in the case of a broker or dealer operating pursuant to paragraph (a)(1)(ii) of the Rule, its net capital would be less than 5 percent of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, or, if registered as a futures commission merchant, 6 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer's account), if greater, or less than 120 percent of the minimum dollar amount required by paragraphs (a)(1)(ii) of the Rule.

                  13. NON-LIABILITY OF EXCHANGE

                  The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Organization as a member organization of the Exchange or upon the Exchange's surveillance of the Organization's financial position or its compliance with the Constitution, Rules and practices of the Exchange. The Lender has made such investigation of the Organization and its partners, officers, directors and stockholders as the Lender deems necessary and appropriate under the circumstances. The Lender is not relying upon the Exchange to provide any information concerning or relating to the Organization and agrees that the Exchange has no responsibility to disclose to the Lender any information concerning or relating to the Organization which it may now, or at any future time, have. The Lender agrees that neither the Exchange, its Special Trust Fund, nor any director, officer, trustee nor employee of the Exchange or said Trust Fund shall be liable to the Lender with respect to this Agreement or the repayment of the loan evidenced hereby or of any interest thereon.

                  14. STATUS OF PROCEEDS

                  The proceeds hereof shall be dealt with in all respects as capital of the Organization, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Organization's name in any bank or trust company.


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                  15. FUTURES COMMISSION MERCHANTS

                  If the Organization is a futures commission merchant, as that term is defined in the CEA, the Organization agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)), that:

                  (a) whenever prior written notice by the Organization to the Exchange is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Organization to (i) the CFTC at its principal office in Washington, DC, Attention Chief Accountant of Division of Trading and Markets, and/or (ii) the commodity exchange of which the Organization is a member and which is then designated by the CFTC as the Organization's designated self-regulatory organization (the "DSRO"), and

                  (b) whenever prior written consent, permission or approval of the Exchange is required pursuant to the provisions of this Agreement, the Organization shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO, and

                  (c) whenever the Organization receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Organization shall promptly give written notice thereof to the CFTC at the address stated and/or to the DSRO.

                  16. DEFINITION OF ORGANIZATION

                  The term "Organization" as used in this Agreement shall include the Organization, its heirs, executors, administrators, successors and assigns.

                  17. EFFECT OF EXCHANGE MEMBERSHIP TERMINATION

                  Upon termination of the Organization as a member organization of the Exchange, the references herein to the Exchange shall be deemed to refer to the Examining Authority. The term "Examining Authority" shall refer to the regulatory body having responsibility for inspecting or examining the Organization for compliance with financial responsibility requirements under
Section 9(c) of SIPA and Section 17(d) of the Act.

                  18. UPON WHOM BINDING

                  The provision of this Agreement shall be binding upon the Lender, his or its heirs, executors, administrators, successors and assigns and upon the Organization.

                  19. ARBITRATION

                  Any controversy arising out of or relating to this Agreement shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of the Exchange. The Organization and the Lender shall be conclusively bound by such arbitration.


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                  20. EFFECTIVE DATE

                  This agreement shall be effective from the date on which it is approved by the Exchange (such date, the "Effective Date") and shall not be modified or amended without the prior written approval of the Exchange.

                  21. NOTICES

                  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

                           If to the Lender:

                           USB Holdings, Inc.
                           [ADDRESS]
                           Attention:
                           Facsimile:
                           Telephone:


                           with a copy (which shall not constitute notice) to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:     _____________, Esq.
                           Facsimile:  (212) 403-2000

                           If to the Organization to:

                           U.S. Bancorp Piper Jaffray Inc.
                           800 Nicollet Mall
                           Minneapolis, Minnesota 55402
                           Attention: Sandra G. Sponem
                           Facsimile: 612-303-1321
                           Telephone: 612-303-6000

                  22. ENTIRE AGREEMENT

                  This Agreement embodies the entire agreement between the Organization and the Lender and no other evidence of such agreement has been or will be executed without the prior written consent of the Exchange.


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                  23. GOVERNING LAW

                  This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

                  24. CANCELLATION

                  This Agreement shall not be subject to cancellation by either party, unless the New York Stock Exchange agrees in writing to such cancellation 30 days in advance.

                  25. NO RIGHT OF SET-OFF

                  The Lender agrees that it is not taking and will not take or assert as security for the payment of the loan any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Organization or any property in which the Organization may have an interest, which is or at any time may be in the possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of the note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the organization and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provision of this paragraph.







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                  IN WITNESS HEREOF the parties hereto have set their hands and seals this _______ day of _________________________, 2003.



U.S. BANCORP PIPER JAFFRAY INC., as            USB HOLDINGS, INC., as the Lender
the Organization


By:                                            By:
   -------------------------------------          ------------------------------

Name:                                          Name:
     -----------------------------------            ----------------------------

Title:                                         Title:
      ----------------------------------             ---------------------------
               (Organization)                              (Lender)



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